UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 25, 2024

Markforged Holding Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

001-39453	92-3037714
(Commission File Number)	(I.R.S. Employer Identification No.)

60 Tower Road
Waltham, MA	02451
(Address of Principal Executive Offices)	(Zip Code)

(866) 496-1805

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol:	Name of Each Exchange on Which Registered:
Common Stock, $0.0001 par value per share	MKFG	New York Stock Exchange
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock, $0.0001 par value	MKFG.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 25, 2024, Markforged Holding Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Nano Dimension Ltd., an Israeli company (“Nano”), and Nano US II, Inc., a Delaware corporation and an indirect, wholly owned subsidiary of Nano (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger (the “Surviving Corporation”) as an indirect wholly-owned subsidiary of Nano. The Merger Agreement was unanimously approved by the board of directors of the Company (the “Board”). Following the closing of the Merger (the “Closing”), the Company’s Common Stock (as defined below), will be delisted from the New York Stock Exchange and will be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Merger Consideration. Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each outstanding share of common stock, par value $0.0001 per share, of the Company (“Common Stock”) (other than (i) shares of the Company’s preferred stock, par value $0.0001 per share (“Preferred Stock”), (ii) shares of Common Stock held by the Company as treasury stock or otherwise held directly by a Company subsidiary, Nano or Merger Sub immediately prior to the Effective Time, and (iii) shares of Common Stock held by Company stockholders that are entitled to, and have properly demanded appraisal for such shares, in accordance with, and have complied in all respects with, Section 262 of the Delaware General Corporation Law (such shares, “Dissenting Shares” and together with clauses (i)-(iii), the “Excluded Shares”)), will be converted automatically into the right to receive an amount in cash equal to $5.00 per share (the “Per Share Merger Consideration”), without interest and less any applicable tax withholdings. Immediately prior to the Effective Time, each share of Preferred Stock and each Excluded Share will be cancelled and cease to exist and no consideration will be paid or payable in respect thereof.

Stock Options. Pursuant to the Merger Agreement, at the Effective Time, each option to purchase Company Common Stock that is outstanding and unexercised immediately prior to the Effective Time and has a per share exercise price that is less than the Per Share Merger Consideration (each, an “In-the-Money Company Stock Option”), whether vested or unvested, will be cancelled, and the holder of such In-the-Money Company Stock Option will be entitled to receive the Per Share Merger Consideration for each Net Share (as defined in the Merger Agreement) covered by such In-the-Money Company Stock Option, without interest and less applicable tax withholdings. Any option to purchase Company Common Stock that is outstanding and unexercised immediately prior to the Effective Time and has a per share exercise price that is equal to or more than the Per Share Merger Consideration will be cancelled, and the holder thereof will receive no consideration therefor.

Restricted Stock Unit Awards. Each restricted stock unit of the Company that is unvested and outstanding immediately prior to the Effective Time (each, an “Unvested Company RSU”) will automatically be cancelled and replaced with a grant by Nano of a restricted stock unit award (a “Replacement RSU Award”) on similar terms and conditions as were applicable to the Unvested Company RSU under the Company’s incentive award plan immediately prior to the Effective Time, except that (i) any continued employment or service requirement will be based on the applicable continuing Company employee’s continued employment or service with Nano or its subsidiaries, including the Surviving Corporation, (ii) unless otherwise agreed between Nano and the holder of the Unvested Company RSU, the existing vesting schedule for the applicable Unvested Company RSU will apply to the Replacement RSU Award replacing such Unvested Company RSU (provided that, with respect to such Replacement RSU Award, each holder of an Unvested Company RSU that is a participant in the Company’s Executive Severance and Change in Control Plan will be entitled to maintain any vesting acceleration to which they are entitled thereunder), and (iii) the number of Nano’s ordinary shares, par value NIS 5.00 per share (the “Nano Ordinary Shares”), underlying the Replacement RSU Award will be determined by multiplying the number of shares of Common Stock issuable upon vesting of the Unvested Company RSU immediately prior to the Effective Time by the quotient obtained by dividing (a) the Per Share Merger Consideration by (b) the volume weighted average price of an American Depositary Share of Nano (representing a beneficial interest in one (1) Nano Ordinary Share) for the ten (10) consecutive trading days ending on (and including) the trading day that is immediately preceding the day that is three (3) days prior to the Closing, rounding down to the nearest whole number of shares and subject to certain customary reductions.

Warrants. Each warrant to purchase shares of Common Stock that is outstanding and unexercised immediately prior to the Effective Time (each, a “Company Warrant”) will, in accordance with its terms, automatically and without any action on the part of the holder of the Company Warrant or any other person, cease to represent a Company Warrant exercisable for Common Stock and will become a warrant exercisable for the Per Share Merger Consideration that the holder of such Company Warrant would have received if such Company Warrant had been exercised immediately prior to the Effective Time.

Earnout Shares. Pursuant to the Merger Agreement, at the Effective Time and without any action on the part of the recipient thereof, such recipient’s right to receive any Company Earnout Shares (as defined in the Merger Agreement) will be cancelled and the holders of such rights to receive Company Earnout Shares will be entitled to receive, in full satisfaction of the rights of such holder with respect to each Company Earnout Share it is entitled to receive, a cash payment equal to the Per Share Merger Consideration that would be payable in accordance with the Merger Agreement in respect of a share of Common Stock.

Conditions to the Closing. The Closing is conditioned upon, among other things, (i) the approval of the Merger Agreement by the affirmative vote of holders of at least a majority of the outstanding shares of Common Stock entitled to vote on the adoption of the Merger Agreement at a meeting of holders of the Common Stock held for such purpose, (ii) the receipt of certain other regulatory approvals by applicable governmental authorities, including CFIUS Approval (as defined in the Merger Agreement), (c) the absence of laws enjoining, making illegal or otherwise prohibiting the Merger, (d) the accuracy of the other party’s representations and warranties, subject to certain customary materiality standards set forth in the Merger Agreement, (e) compliance in all material respects with the other party’s obligations under the Merger Agreement, and (f) no Company Material Adverse Effect (as defined in the Merger Agreement) having occurred since the date of the Merger Agreement.

Representations, Warranties and Covenants. The Merger Agreement contains customary representations, warranties and covenants of the parties, including, among others, (i) the agreement by the Company to conduct its business in the ordinary course consistent in all material respects with past practice during the period between execution of the Merger Agreement and completion of the Merger (the “Closing”), (ii) covenants prohibiting the Company from engaging in certain kinds of activities during such period without the consent of Nano and (iii) covenants providing that the parties use their reasonable best efforts to obtain all necessary regulatory approvals.

No-Shop. The Merger Agreement contains customary non-solicitation covenants that prohibit the Company from soliciting competing proposals or entering into discussions concerning, or providing confidential information in connection with, certain proposals for an alternative transaction. These non-solicitation covenants allow the Company, under certain circumstances and in compliance with certain obligations set forth in the Merger Agreement, to provide non-public information to, and engage in discussions and negotiations with, third parties in response to an unsolicited acquisition proposal. The Board also may change its recommendation to the holders of Company Common Stock to adopt the Merger Agreement in response to a “Superior Proposal” or an “Intervening Event” (each as defined in the Merger Agreement) if the Board determines in good faith, after consultation with outside legal counsel, that the failure to take such action would reasonably be expected to constitute a breach of the fiduciary duties of the Board under applicable law.

Termination of the Merger Agreement. The Merger Agreement provides for certain termination rights for both the Company and Nano, including the right of either party to terminate the Merger Agreement if the Merger has not been consummated on or prior to July 25, 2025 (subject to extension as set forth in the Merger Agreement). Upon termination of the Merger Agreement under certain specified circumstances, including (i) the termination of the Merger Agreement by the Company in order to enter into an alternative transaction constituting a Superior Proposal, (ii) the termination of the Merger Agreement by the Company or Nano due to a change in recommendation of the Board to the holders of Company Common Stock, the Company would be required to pay Nano a termination fee of $4.6 million. If the Merger Agreement is terminated by the Company or Nano for failure to obtain approval of the holders of Common Stock, the Company would be required to pay Nano reasonable, documented out-of-pocket fees and expenses not to exceed $4 million in the aggregate.

Voting and Support Agreements. In connection with the execution of the Merger Agreement, on September 25, 2024, Nano entered into voting and support agreements (the “Voting Agreements”) with certain executive officers of the Company, directors and certain of their affiliates (the “Supporting Stockholders”), under which the Supporting

Stockholders agreed, among other things, to vote, or cause to be voted, all of the shares of Common Stock beneficially owned by such Supporting Stockholder in favor of the adoption of the Merger Agreement. As of the date of the Merger Agreement, the Supporting Stockholders collectively held approximately 37% of the total voting power of the outstanding shares of Common Stock.

The foregoing descriptions of the terms of the Merger Agreement and the Voting Agreements and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by the terms and conditions of the Merger Agreement and the form of Voting Agreement, copies of which are filed as Exhibit 2.1 and 10.1, respectively, and are incorporated herein by reference.

The Merger Agreement, the Voting Agreements and the foregoing descriptions have been included to provide investors and stockholders with information regarding the terms of these agreements. They are not intended to provide any other factual information about the Company or other parties thereto. The representations, warranties and covenants contained in each of these documents were or will be made only as of specified dates for the purposes of such agreement, were (except as expressly set forth therein) solely for the benefit of the parties to such agreements and may be subject to qualifications and limitations agreed upon by such parties. In reviewing the representations, warranties and covenants contained in the Merger Agreement and discussed in the foregoing descriptions, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the Securities and Exchange Commission (“SEC”). Investors and stockholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the agreements, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Item 7.01	Regulation FD.

On September 25, 2024, Nano and the Company issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Act, except as shall be expressly set forth by specific reference in such a filing.

Additional Information and Where to Find it

In connection with the proposed transaction between the Company and Nano, the Company will file with the SEC a proxy statement on Schedule 14A (the “proxy statements”) relating to a special meeting of its stockholders. Additionally, the Company may file other relevant materials with the SEC in connection with the proposed transaction. This document is not a substitute for the proxy statement or any other document that the Company may file with the SEC. The definitive proxy statement (if and when available) will be mailed to stockholders of the Company. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and securityholders will be able to obtain free copies of the proxy statement (if and when available) and other filings containing important information about the Company and the proposed transaction, once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at https://investors.markforged.com/sec-filings.

Participants in the Solicitation

The Company, Nano and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of the Company is set forth in the Company’s proxy statement for its 2024 Annual Meeting of Stockholders, which was filed with the SEC on April 26, 2024. Information about the directors and executive officers of Nano is set forth in Nano’s Annual Report on Form 20-F, which was filed with the SEC on March 21, 2024. The Company stockholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the proposed transaction, including the interests of the Company directors and executive officers in the transaction, which may be different than those of the Company’s stockholders generally, by reading the proxy statement and any other relevant documents that are filed or will be filed with the SEC relating to the transaction. You may obtain free copies of these documents using the sources indicated above.

Forward-Looking Statements

Any statements in this message about the Company’s future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Such statements are subject to risks and uncertainties and actual results may differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include statements relating to the proposed transaction between the Company and Nano, the benefits sought to be achieved through the transaction, the anticipated timing of the transaction, the potential effects of the transaction, the possibility of any termination of the merger agreement, the ability of the Company and Nano to complete the transactions contemplated by the merger agreement, including the parties ability to satisfy the conditions to the consummation of the merger contemplated thereby and the other conditions set forth in the merger agreement, the Company’s business and expectations regarding outlook and all underlying assumptions, Nano’s and the Company’s objectives, plans and strategies, operating trends in markets where the Company operates, projections of results of operations or of financial condition and all other statements other than statements of historical fact that address activities, events or developments that the Company intends, expects, projects, believes or anticipates will or may occur in the future. Such statements are based on management’s beliefs and assumptions made based on information currently available to management. All statements in this communication, other than statements of historical fact, are forward-looking statements that may be identified by the use of the words “outlook,” “guidance,” “expects,” “believes,” “anticipates,” “should,” “estimates,” “may,” “will,” “intends,” “projects,” “could,” “would,” “estimate,” “potential,” “continue,” “plan,” “target,” or the negative of these words or similar expressions. These forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company’s actual results and performance to be materially different from those expressed or implied in the forward-looking statements. Factors and risks that may cause the Company’s or Nano’s actual results or performance to be materially different from those expressed or implied in the forward-looking statements include, but are not limited to, (i) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; (ii) the effect of the announcement of the proposed transaction on the ability of the Company to operate its business and retain and hire key personnel and to maintain favorable business relationships; (iii) the ability of the parties to consummate the proposed transaction in a timely manner or at all; (iv) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; (v) the satisfaction (or waiver) of closing conditions to the consummation of the proposed transaction, including the receipt of required regulatory approvals and the requisite approval of the Company’s stockholders; (vi) the response of competitors to the proposed transaction; (vii) risks associated with the disruption of management’s attention from ongoing business operations due to the proposed transaction; (viii) significant costs associated with the proposed transaction; (ix) potential litigation relating to the proposed transaction; (x) restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities; and (xi) other risks, uncertainties and factors discussed and described reports filed with the SEC by the Company and Nano from time to time, including those under the heading “Risk Factors” in their respective most recently filed reports on Form 10-K, 10-Q or 20-F, as applicable, and subsequent filings with the SEC.

The forward-looking statements included in this communication are made only as of the date hereof. The Company undertakes no obligation to update any forward-looking statements to reflect subsequent events or circumstances, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, by and among Nano Dimension Ltd., Nano US II, Inc. and Markforged Holding Corporation, dated September 25, 2024.

10.1	Form of Voting and Support Agreement, by and among Nano Dimension Ltd., Nano US II, Inc. and certain stockholders of Markforged Holding Corporation, dated September 25, 2024.

99.1**	Joint Press Release, dated September 25, 2024.

104	Cover Page Interactive Data file (embedded within the Inline XBRL document).

*

All schedules to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

**	Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARKFORGED HOLDING CORPORATION

Date: September 25, 2024	By:	/s/ Stephen Karp
Stephen Karp
General Counsel and Secretary